Exhibit 10.1

FIRST AMENDMENT TO THE
STATE AUTO FINANCIAL CORPORATION
ONE TEAM INCENTIVE PLAN

Background Information

A.
State Auto Financial Corporation (the “Company”) previously adopted and maintains the State Auto Financial Corporation One Team Incentive Plan (the “Plan”) for the benefit of its executive officers and other key management employees, managers and professionals.

B.	The Company desires to amend the Plan in certain respects.

C.	Section 8.01 of the Plan permits the Compensation Committee of the Board of Directors of the Company to amend the Plan.

Amendment of the Plan

The Plan is hereby amended effective January 1, 2017, as follows:

1.    Section 5.04 shall be deleted in its entirety and the following shall be substituted therefor:

“5.04 Final Bonus Determinations.
At the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period for any Performance Bonus Awards for Covered Employees. If the Performance Criteria for the Performance Period are met, Covered Employees shall be entitled to the payment of the Performance Bonus Awards, subject to the Committee’s exercise of negative discretion to reduce any Final Bonus payable to a Covered Employee based on business objectives established for that Covered Employee or other factors as determined by the Committee in its sole discretion. With respect to Participants who are not Covered Employees, the Committee will determine the Final Bonus for a Performance Period based on the Performance Criteria and other business and/or individual objectives. The Committee may adjust (up or down) any Final Bonus for Participants who are not Covered Employees on the basis of such further considerations as the Committee shall determine in its sole discretion. Further, should the Committee desire to provide any additional bonus amount or payment to a Covered Employee above the Performance Bonus Award issued to the Covered Employee for the Performance Period, such payment shall be a separate bonus payment and shall not be a Performance Bonus Award, meaning it shall not be subject to or covered by Section 162(m) of the Code as performance-based compensation.”

2.    All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

Date: March 7, 2017	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel